Exhibit 99.1

Press Release
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
13304903796	13304906319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
Feb. 10, 2021

Diebold Nixdorf Reports 2020 Fourth Quarter and Full-Year Financial Results
Company delivers strong results that exceeded expectations for 2020, issues 2021 outlook for revenue, profitability and free cash flow growth, and establishes 2023 financial targets

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE:DBD) today reported its fourth quarter and full-year 2020 financial results.

Key highlights
•Expanded non-GAAP gross profit margins, non-GAAP operating profit margins and adjusted EBITDA margins for the fourth quarter and full-year 2020
•Generated Q4 net cash from operations of $214.7 million and free cash flow of $185.8 million
•Delivered product order growth of 17% and product backlog growth of 23% versus the prior-year period
Gerrard Schmid, Diebold Nixdorf president and chief executive officer, said: "We exited 2020 with momentum and delivered stronger-than-expected revenue, profitability and free cash flow as we continue to transform our business model to create value. Banking orders were stronger during the quarter as our customers seek out innovative and digitally enabled self-service solutions. We expanded our existing global partnership with Citibank for DN Series ATMs and development of our Vynamic software suite across 15 countries, helping standardize Citi’s customer experience while reducing complexity, cost and security risk. In addition, we substantially improved customer satisfaction across our global Banking business for the third consecutive year. These are tremendous accomplishments, resulting from the tireless efforts of our teams, increased customer centricity and our resilience during the global pandemic.

"Executing our DN Now initiatives has forged a stronger operating rigor for reducing costs and improving productivity. We took a major step toward our three-year, $500 million cost reduction program by realizing approximately $165 million of gross cost savings during 2020. Our leadership team is committed to deliver incremental cost reductions of $160 million and concluding restructuring and related payments in 2021.

"With the benefit of lower restructuring payments and higher profits, we are targeting significantly higher free cash flow of $140 million to $170 million in 2021, which represents approximately 30% of our expected adjusted EBITDA. Achieving this ratio will be an important stepping stone to our 2023 goal of converting approximately 50% of adjusted EBITDA to levered free cash flow. Our outlook for 2021 also includes a balance of top-line growth, margin expansion from continued cost reductions with additional investments in our people and solutions."

Business updates
•Experiencing growing demand for DN Series™ ATMs and cash recycling technology
◦Signed contracts to deliver 1,800 ATMs to one of the largest banks in Saudi Arabia, and 500 ATMs to a new, growth-oriented customer in Egypt. Both financial institutions also purchased Vynamic security, monitoring and marketing software
◦Secured two new contracts in the Netherlands valued at approximately $11 million
◦Won a deal for 1,000 cash recyclers and DN AllConnectSM Data Engine with a large private bank in Brazil
•Growing faster than the retail self-checkout (SCO) industry as shipments grew approximately 200% in Q4 and approximately 90% in 2020
◦Booked initial orders under a milestone agreement with the owner of the world’s 2nd-largest SCO fleet
◦Signed a $7 million contract with a large grocery store in Poland to deploy SCO and Vynamic iScan™
•Won a new, four-year ATM monitoring and services contract covering approximately 2,400 ATMs in North America
•Secured new, multi-year contracts with BP to extend our managed service agreement for fuel and convenience stores in the United States, nine European nations, Australia and South Africa
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Full-year 2021 Outlook1 and 2023 Financial Targets

	2021	2023
Total Revenue	~$4.0B - $4.1B	2% - 4% CAGR
Adjusted EBITDA[2]	~$480M - $500M
	~12% margin	>13% margin
Free cash flow (non-GAAP measure)[3]	~$140M - $170M	~50% conversion of adj. EBITDA to levered FCF
Return on Invested Capital (ROIC)[2,4]	~18%	>20%

Summary Financial Results
($ in millions, except per share data)

	Three Months Ended
	December 31, 2020		December 31, 2019		% Change
	GAAP	Non-GAAP[5]	GAAP	Non-GAAP[5]	GAAP		Non-GAAP
Total net sales	$1,105.9	$1,105.9	$1,151.6	$1,151.6	(4.0)		(4.0)
Gross profit	$276.5	$296.0	$270.4	$303.1	2.3		(2.3)
Operating profit	$5.7	$104.7	$(32.6)	$100.4	117.5		4.3
Operating margin	0.5%	9.5%	(2.8)%	8.7%	330	bps	80	bps
Net income (loss)	$(51.2)	$34.7	$(122.6)	$39.9	(58.2)		(13.0)
Diluted earnings/(loss) per share	$(0.66)	$0.44	$(1.60)	$0.47	(58.8)		(6.4)
Adjusted EBITDA		$128.1		$130.9			(2.1)
•Total net sales decreased 4.0%, or $45.7 million YoY, due to approximately $39 million of unplanned reductions including COVID-19 pandemic delays, $36 million from divestitures, a $14 million benefit from incremental business and $18 million of foreign currency tailwinds
•Non-GAAP operating profit improved 4.2% YoY to $104.7 million and non-GAAP operating profit margin increased 80 basis points YoY to 9.5% as the result of gross margin expansion of ~50 basis points and the realization of savings from its DN Now initiatives

	Q4 2020	Q4 2019	YTD 12/31/2020	YTD 12/31/2019
Net cash provided (used) by operating activities (GAAP measure)	$214.7	$128.4	$18.0	$135.8
Excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities	(13.1)	(4.0)	24.6	15.0
Excluding the use of cash for the settlement of foreign exchange derivative instruments	0.5	(0.4)	32.3	8.5
Excluding the termination of certain interest rate swaps due to debt refinancing	4.0	—	10.3	—
Proceeds from the surrender of company-owned life insurance policies	—	—	16.1	—
Capital expenditures	(15.3)	(12.7)	(27.5)	(42.9)
Capitalized software development	(5.0)	(5.0)	(17.2)	(23.1)
Free cash flow (non-GAAP measure)[3]	$185.8	$106.3	$56.6	$93.3
•Net cash provided by operating activities of $214.7 million in the fourth quarter increased $86.3 million YoY primarily due to improved collections
•Free cash flow of $185.8 million for the fourth quarter increased $79.5 million YoY primarily due to improved collections and lower interest payments

1 - The company's 2021 outlook includes the impact of divesting Diebold Nixdorf Portavis GmbH, deconsolidating the company's joint venture in China, and the divestiture of the company's Brazil online fraud protection business, all of which were finalized in 2020.
2 - With respect to the company’s adjusted EBITDA and ROIC outlook for 2021, it is not providing a reconciliation to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
3 - Free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities from continuing operations less capital expenditures, less cash used for capitalized software development, and excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use of cash for the settlement of foreign exchange derivative instruments, and excluding the use of cash for the termination of certain interest rate swaps due to the debt refinancing in Q3 2020, and including the proceeds from the surrender of company-owned life insurance policies. With respect to the company’s non-GAAP free cash flow outlook for 2021, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measure calculated and presented in accordance with GAAP without unreasonable effort. This measure primarily excludes the future impact of changes in cash of assets held for sale, cash used for M&A activities and the settlement of foreign exchange derivative instruments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net cash provided (used) by operating activities calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of non-GAAP financial measures.
4 - ROIC is defined as tax-effected adjusted operating profit (NOPAT), utilizing an estimated 30% effective tax rate, divided by average invested capital for the period.
5 - See note 1 for GAAP to Non-GAAP adjustments to gross profit; operating expenses, which include selling and administrative expense and research, development and engineering expense; note 2 for adjusted EBITDA; and note 3 for adjusted net income/loss and adjusted EPS.
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Financial Results of Operations and Segments
($ in millions)
Revenue Summary by Reportable Segments - Unaudited
Three months ended December 31, 2020 compared to December 31, 2019

	Three Months Ended
	December 31,
	2020	2019	% Change	% Change in CC6
Segments
Eurasia Banking
Services	$187.8	$215.4	(12.8)	(16.2)
Products	184.1	171.6	7.3	1.8
Software	46.8	44.8	4.5	0.6
Total Eurasia Banking	418.7	431.8	(3.0)	(7.2)

Americas Banking
Services	218.2	230.4	(5.3)	(3.1)
Products	125.2	145.9	(14.2)	(9.5)
Software	31.4	41.4	(24.2)	(23.2)
Total Americas Banking	374.8	417.7	(10.3)	(7.3)

Retail
Services	119.8	122.3	(2.0)	(6.0)
Products	144.6	131.5	10.0	6.2
Software	48.0	48.3	(0.6)	(4.8)
Total Retail	312.4	302.1	3.4	(0.5)

Total net sales	$1,105.9	$1,151.6	(4.0)	(5.5)

Year ended December 31, 2020 compared to December 31, 2019

	Year Ended
	December 31,
	2020	2019	% Change	% Change in CC6
Segments
Eurasia Banking
Services	$699.7	$855.1	(18.2)	(18.4)
Products	575.2	623.0	(7.7)	(8.7)
Software	156.2	171.7	(9.0)	(9.4)
Total Eurasia Banking	1,431.1	1,649.8	(13.3)	(13.8)

Americas Banking
Services	869.1	916.8	(5.2)	(3.1)
Products	417.2	553.8	(24.7)	(20.4)
Software	133.1	133.5	(0.3)	3.3
Total Americas Banking	1,419.4	1,604.1	(11.5)	(8.4)

Retail
Services	428.3	458.6	(6.6)	(7.2)
Products	456.5	532.8	(14.3)	(14.6)
Software	167.0	163.4	2.2	1.5
Total Retail	1,051.8	1,154.8	(8.9)	(9.4)

Total net sales	$3,902.3	$4,408.7	(11.5)	(10.7)

[6] - The company calculates constant currency by translating the prior-year period results at current year exchange rates.
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GAAP and Non-GAAP Profit/Loss Summary
Three months ended December 31, 2020 compared to December 31, 2019

	Three Months Ended
	December 31, 2020		December 31, 2019		Change
	GAAP	Non-GAAP[7]	GAAP	Non-GAAP[7]	GAAP		Non-GAAP
Services	$525.8	$525.8	$568.1	$568.1	$(42.3)		$(42.3)
Products	453.9	453.9	449.0	449.0	4.9		4.9
Software	126.2	126.2	134.5	134.5	(8.3)		(8.3)
Total net sales	$1,105.9	$1,105.9	$1,151.6	$1,151.6	$(45.7)		$(45.7)

Services	$150.1	$154.6	$142.2	$160.3	$7.9		$(5.7)
Products[8]	78.2	87.7	85.5	96.9	(7.3)		(9.2)
Software[8]	48.2	53.7	42.7	45.9	5.5		7.8
Total gross profit	$276.5	$296.0	$270.4	$303.1	$6.1		$(7.1)

Services	28.5%	29.4%	25.0%	28.2%	350	bps	120	bps
Products	17.2%	19.3%	19.0%	21.6%	(180)	bps	(230)	bps
Software	38.2%	42.6%	31.7%	34.1%	650	bps	850	bps
Total gross margin	25.0%	26.8%	23.5%	26.3%	150	bps	50	bps

Total operating expenses	$270.8	$191.3	$303.0	$202.7	$(32.2)		$(11.4)
Operating profit	$5.7	$104.7	$(32.6)	$100.4	$38.3		$4.3
Operating margin	0.5%	9.5%	(2.8)%	8.7%	330	bps	80	bps

Adjusted EBITDA		$128.1		$130.9			$(2.8)
Adjusted EBITDA margin		11.6%		11.4%			20	bps

Year ended December 31, 2020 compared to December 31, 2019

	Year Ended
	December 31, 2020		December 31, 2019		Change
	GAAP	Non-GAAP[7]	GAAP	Non-GAAP[7]	GAAP		Non-GAAP
Services	$1,997.1	$1,997.1	$2,230.5	$2,230.5	$(233.4)		$(233.4)
Products	1,448.9	1,448.9	1,709.6	1,709.6	(260.7)		(260.7)
Software	456.3	456.3	468.6	468.6	(12.3)		(12.3)
Total net sales	$3,902.3	$3,902.3	$4,408.7	$4,408.7	$(506.4)		$(506.4)

Services	$548.5	$580.4	$567.1	$590.5	$(18.6)		$(10.1)
Products[8]	290.3	311.5	352.3	359.4	(62.0)		(47.9)
Software[8]	196.2	207.1	147.7	159.1	48.5		48.0
Total gross profit	$1,035.0	$1,099.0	$1,067.1	$1,109.0	$(32.1)		$(10.0)

Services	27.5%	29.1%	25.4%	26.5%	210	bps	260	bps
Products	20.0%	21.5%	20.6%	21.0%	(60)	bps	50	bps
Software	43.0%	45.4%	31.5%	34.0%	1,150	bps	1,140	bps
Total gross margin	26.5%	28.2%	24.2%	25.2%	230	bps	300	bps

Total operating expenses	$1,011.0	$743.6	$1,093.7	$841.1	$(82.7)		$(97.5)
Operating profit	$24.0	$355.4	$(26.6)	$267.9	$50.6		$87.5
Operating margin	0.6%	9.1%	(0.6)%	6.1%	120	bps	300	bps

Adjusted EBITDA		$453.0		$401.0			$52.0
Adjusted EBITDA margin		11.6%		9.1%			250	bps

[7] - See note 1 for GAAP to Non-GAAP adjustments for gross profit; operating expenses, which include selling and administrative expense and research, development and engineering expense; and note 2 for Adjusted EBITDA.

[8] - Certain amounts within cost of sales for the twelve-month period ended December 31, 2019 have been reclassified from software to products.
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Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Gerrard Schmid, president and chief executive officer, and Jeffrey Rutherford, chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at current year exchange rates. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the issuance of our secured and unsecured senior notes. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends. For more information, please refer to the section, "Notes for Non-GAAP Measures."
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Forward-Looking Statements
This press release contains statements that are not historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated revenue, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others:

•the ultimate impact of the ongoing COVID-19 pandemic;
•the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA with the former Diebold Nixdorf AG and the merger/squeeze-out;
•the Company's ability to continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as DN Now, including its planned restructuring actions, as well as its business process outsourcing initiative;
•the success of the Company’s new products, including its DN Series line;
•the Company's ability to comply with the covenants contained in the agreements governing its debt;
•the ultimate outcome of the Company’s pricing, operating and tax strategies applied to former Diebold Nixdorf AG and the ultimate ability to realize cost reductions and synergies;
•changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the Company's operations;
•the Company’s reliance on suppliers and any potential disruption to the Company’s global supply chain;
•the impact of market and economic conditions, including any additional deterioration and disruption in the financial and service markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•interest rate and foreign currency exchange rate fluctuations, including the impact of possible currency devaluations in countries experiencing high inflation rates;
•the acceptance of the Company's product and technology introductions in the marketplace;
•competitive pressures, including pricing pressures and technological developments;
•changes in the Company's relationships with customers, suppliers, distributors and/or partners in its business ventures;
•the effect of legislative and regulatory actions in the U.S. and internationally and the Company’s ability to comply with government regulations;
•the impact of a security breach or operational failure on the Company's business;
•the Company's ability to successfully integrate other acquisitions into its operations;
•the Company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses;
•the Company's ability to maintain effective internal controls;
•changes in the Company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;
•unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;
•the investment performance of the Company's pension plan assets, which could require the Company to increase its pension contributions, and significant changes in healthcare costs, including those that may result from government action; and
•the amount and timing of repurchases of the Company's common shares, if any.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q4 2020	Q4 2019	YTD 12/31/2020	YTD 12/31/2019
Net sales
Services	$628.0	$677.0	$2,364.4	$2,608.0
Products	477.9	474.5	1,537.9	1,800.7
Total	1,105.9	1,151.5	3,902.3	4,408.7
Cost of sales
Services	439.7	497.8	1,666.2	1,921.1
Products	389.7	383.3	1,201.1	1,420.5
Total	829.4	881.1	2,867.3	3,341.6
Gross profit	276.5	270.4	1,035.0	1,067.1
Gross margin	25.0%	23.5%	26.5%	24.2%
Operating expenses
Selling and administrative expense	228.9	234.5	858.6	908.8
Research, development and engineering expense	40.0	37.3	133.4	147.1
Impairment of assets	3.4	30.2	7.5	30.2
(Gain) loss on sale of assets, net	(1.5)	1.0	11.5	7.6
Total	270.8	303.0	1,011.0	1,093.7
Percent of net sales	24.5%	26.3%	25.9%	24.8%
Operating profit (loss)	5.7	(32.6)	24.0	(26.6)
Operating margin	0.5%	(2.8)%	0.6%	(0.6)%
Other income (expense)
Interest income	1.4	2.3	6.8	9.3
Interest expense	(52.1)	(49.6)	(292.7)	(202.9)
Foreign exchange gain, net	(4.9)	(1.0)	(14.4)	(5.1)
Miscellaneous, net	2.7	(0.8)	6.8	(3.6)
Total other income (expense)	(52.9)	(49.1)	(293.5)	(202.3)
Loss before taxes	(47.2)	(81.7)	(269.5)	(228.9)
Income tax expense (benefit)	3.9	41.9	(1.0)	116.7
Equity in earnings of unconsolidated subsidiaries	0.7	1.0	0.7	1.0
Net loss	(50.4)	(122.6)	(267.8)	(344.6)
Net income (loss) attributable to noncontrolling interests	0.8	—	1.3	(3.3)
Net loss attributable to Diebold Nixdorf, Incorporated	$(51.2)	$(122.6)	$(269.1)	$(341.3)

Basic and diluted weighted-average shares outstanding	77.7	76.8	77.6	76.7

Net loss attributable to Diebold Nixdorf, Incorporated
Basic and diluted loss per share	$(0.66)	$(1.60)	$(3.47)	$(4.45)

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	12/31/2020	12/31/2019
ASSETS
Current assets
Cash, cash equivalents and restricted cash	$324.5	$280.9
Short-term investments	37.2	10.0
Trade receivables, less allowances for doubtful accounts	646.9	619.3
Inventories	498.2	466.5
Other current assets	350.5	515.3
Total current assets	1,857.3	1,892.0
Securities and other investments	10.3	21.4
Property, plant and equipment, net	177.5	231.5
Goodwill	800.4	764.0
Customer relationships, net	407.9	447.7
Other assets	404.0	434.0
Total assets	$3,657.4	$3,790.6

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$10.7	$32.5
Accounts payable	499.9	471.5
Deferred revenue	346.8	320.5
Other current liabilities	792.1	775.1
Total current liabilities	1,649.5	1,599.6

Long-term debt	2,335.7	2,108.7
Long-term liabilities	484.7	567.7

Redeemable noncontrolling interests	19.2	20.9

Total Diebold Nixdorf, Incorporated shareholders' equity	(827.1)	(530.3)
Noncontrolling interests	(4.6)	24.0
Total equity	(831.7)	(506.3)
Total liabilities, redeemable noncontrolling interests and equity	$3,657.4	$3,790.6

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 12/31/2020	YTD 12/31/2019
Cash flow from operating activities
Net loss	$(267.8)	$(344.6)
Adjustments to reconcile net loss to cash provided (used) by operating activities:
Depreciation and amortization	97.5	111.1
Amortization of Wincor Nixdorf purchase accounting intangible assets	82.9	93.2
Amortization of deferred financing costs into interest expense	45.4	21.8
Debt prepayment costs	67.2	—
Impairment of assets	7.5	30.2
Deferred income taxes	(27.1)	54.2
Inventory charge	—	23.8
Other	14.1	30.6
Changes in certain assets and liabilities
Trade receivables	(19.7)	111.5
Inventories	(14.8)	104.9
Income taxes	(23.1)	0.9
Accounts payable	10.6	(33.1)
Deferred revenue	20.2	(54.9)
Warranty liability	(5.6)	(3.4)
Certain other assets and liabilities	30.7	(10.4)
Net cash provided (used) by operating activities	18.0	135.8
Cash flow from investing activities
Proceeds from divestitures, net of cash divested	(37.0)	29.9
Net investment activity	(26.7)	19.5
Capital expenditures	(27.5)	(42.9)
Capitalized software development	(17.2)	(23.1)
Other	25.8	9.8
Net cash provided (used) by investing activities	(82.6)	(6.8)
Cash flow from financing activities
Debt issuance costs	(26.4)	(12.6)
Debt prepayment costs	(67.2)	—
Net debt borrowings (repayments)	118.0	(102.9)
Distributions to noncontrolling interest holders	(1.0)	(98.1)
Other	(6.5)	(1.9)
Net cash provided (used) by financing activities	16.9	(215.5)
Effect of exchange rate changes on cash and cash equivalents	(3.2)	(1.1)
Change in cash, cash equivalents and restricted cash	(50.9)	(87.6)
Add: Cash included in assets held for sale at beginning of year	97.2	7.3
Less: Cash included in assets held for sale at end of year	2.7	97.2
Cash, cash equivalents and restricted cash at the beginning of the year	280.9	458.4
Cash, cash equivalents and restricted cash at the end of the year	$324.5	$280.9

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow/(use) and net debt.

1.Profit/loss summary (Dollars in millions):

	Q4 2020						Q4 2019
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$1,105.9	$276.5	25.0%	$270.8	$5.7	0.5%	$1,151.5	$270.4	23.5%	$303.0	$(32.6)	(2.8)%
Restructuring and DN Now transformation expenses	—	16.5		(55.1)	71.6		—	3.4		(47.7)	51.1
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(19.7)	19.7		—	3.2		(18.3)	21.5
Non-routine income/expense:
Impairment of assets	—	—		(3.4)	3.4		—	—		(30.2)	30.2
Legal/deal expense	—	—		(0.2)	0.2		—	—		(4.3)	4.3
Costs related to previously divested business in Germany	—	(0.2)		—	(0.2)		—	—		—	—
Divestitures and fixed asset sales	—	—		1.5	(1.5)		—	—		(0.3)	0.3
Inventory charge/gain	—	—		—	—		—	22.8		—	22.8
Other	—	3.2		(2.6)	5.8		—	3.3		0.5	2.8
Non-routine expenses, net	—	3.0		(4.7)	7.7		—	26.1		(34.3)	60.4
Non-GAAP Results	$1,105.9	$296.0	26.8%	$191.3	$104.7	9.5%	$1,151.5	$303.1	26.3%	$202.7	$100.4	8.7%

	Q4 2020				Q4 2019
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Results	$150.1	$78.2	$48.2	$276.5	$142.2	$85.5	$42.7	$270.4
Restructuring and DN Now transformation expenses	5.6	5.4	5.5	16.5	1.1	1.6	0.7	3.4
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—	—	—	—	1.5	1.7	3.2
Non-routine income/expense:
Costs related to previously divested business in Germany	—	(0.2)	—	(0.2)	—	—	—	—
Inventory charge/gain	—	—	—	—	16.0	6.8	—	22.8
Other	(1.1)	4.3	—	3.2	1.0	1.5	0.8	3.3
Non-routine expenses, net	(1.1)	4.1	—	3.0	17.0	8.3	0.8	26.1
Non-GAAP Results	$154.6	$87.7	$53.7	$296.0	$160.3	$96.9	$45.9	$303.1

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	YTD 12/31/2020							YTD 12/31/2019
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales		Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$3,902.3	$1,035.0	26.5%	$1,011.0	$24.0	0.6%	-2.71	$4,408.7	$1,067.1	24.2%	$1,093.7	$(26.6)	(0.6)%
Restructuring and DN Now transformation expenses	—	22.3		(159.5)	181.8			—	9.6		(105.2)	114.8
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	7.5		(75.4)	82.9			—	13.3		(80.0)	93.3
Non-routine income/expense:
Impairment of assets	—	—		(7.5)	7.5			—	—		(30.2)	30.2
Legal/deal expense	—	—		(8.4)	8.4			—	—		(20.6)	20.6
Acquisition integration	—	—		—	—			—	—		(1.4)	1.4
Costs related to previously divested business in Germany	—	4.6		—	4.6			—	—		—	—
Divestitures and fixed asset sales	—	—		(11.3)	11.3			—	—		(6.2)	6.2
Loss making contract related to discontinued offering	—	25.5		—	25.5			—	—		—	—
Inventory charge/gain	—	2.3		—	2.3			—	12.8		—	12.8
Other	—	1.8		(5.3)	7.1			—	6.2		(9.0)	15.2
Non-routine expenses, net	—	34.2		(32.5)	66.7			—	19.0		(67.4)	86.4
Non-GAAP Results	$3,902.3	$1,099.0	28.2%	$743.6	$355.4	9.1%		$4,408.7	$1,109.0	25.2%	$841.1	$267.9	6.1%

	YTD 12/31/2020				YTD 12/31/2019
	Services	Products	Software	Total GP	Services	Products	Software	Total GP
GAAP Results	$548.5	$290.3	$196.2	$1,035.0	$567.1	$352.3	$147.7	$1,067.1
Restructuring and DN Now transformation expenses	7.4	8.0	6.9	22.3	4.2	1.8	3.6	9.6
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	3.5	4.0	7.5	—	6.2	7.1	13.3
Non-routine income/expense:
Costs related to previously divested business in Germany	—	4.6	—	4.6	—	—	—	—
Loss making contract related to discontinued offering	25.5	—	—	25.5	—	—	—	—
Inventory charge/gain	2.5	(0.2)	—	2.3	15.7	(2.9)	—	12.8
Other	(3.5)	5.3	—	1.8	3.5	2.0	0.7	6.2
Non-routine expenses, net	24.5	9.7	—	34.2	19.2	(0.9)	0.7	19.0
Non-GAAP Results	$580.4	$311.5	$207.1	$1,099.0	$590.5	$359.4	$159.1	$1,109.0

Restructuring and DN Now transformation expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration and global workforce alignment, including GAAP restructuring costs, as well as the third-party costs of the DN Now transformation program and accelerated depreciation. The Wincor Nixdorf intangible asset amortization relates to the intangible assets established in purchase accounting as management believes that this is useful information to investors by highlighting the impact on the company's operations. An impairment was recorded by the company primarily related to non-core businesses transferred to assets held for sale. Legal and deal expense primarily relates to third-party expenses and fees paid by the company for M&A activity, including the cost of acquisition and real estate tax in connection with the squeeze-out proceedings and related expenses in 2019. The Germany costs relate to a previously divested business. The divestitures and fixed asset sales relates to the divestitures and liquidation of non-core businesses in both 2020 and 2019. The loss making contracts represent charges incurred for expected losses through the contractual service period. The inventory charge/gain relates to the company's re-assessment of primarily finished goods and service parts due to contract cancellations, and excess and obsolete inventory as a result of streamlining the company's product portfolio and optimizing its manufacturing footprint. Other includes incremental payments to essential service technicians for their contributions during the COVID-19 pandemic and certain IT projects, as well as certain non-cash balance sheet adjustments in 2019. These impacts were partially offset by subsidies received related to the COVID-19 pandemic.

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2.Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA (Non-GAAP measures) (Dollars in millions):

	Q4 2020	Q4 2019	YTD 12/31/2020	YTD 12/31/2019
Net loss	$(50.4)	$(122.6)	$(267.8)	$(344.6)
Income tax expense (benefit)	3.9	41.9	(1.0)	116.7
Interest income	(1.4)	(2.3)	(6.8)	(9.3)
Interest expense	52.1	49.6	292.7	202.9
Depreciation and amortization	42.1	49.3	180.4	204.2
EBITDA	46.3	15.9	197.5	169.9
Share-based compensation	3.8	4.6	14.9	24.0
Foreign exchange (gain) loss, net	4.9	1.0	14.4	5.1
Miscellaneous, net	(2.7)	0.8	(6.8)	3.6
Equity in earnings of unconsolidated subsidiaries	(0.7)	(1.0)	(0.7)	(1.0)
Restructuring and DN Now transformation expenses	68.8	49.2	167.0	112.9
Non-routine expenses, net	7.7	60.4	66.7	86.5
Adjusted EBITDA	$128.1	$130.9	$453.0	$401.0
Adjusted EBITDA % revenue	11.6%	11.4%	11.6%	9.1%

The company defines EBITDA as net loss excluding income tax benefit/expense, net interest expense, and depreciation and amortization expense. Consistent with the company's credit agreement, adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, foreign exchange gain/loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring and DN Now transformation expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. To remain comparable to the U.S. GAAP depreciation and amortization measures, the company excluded the amortization of Wincor Nixdorf purchase accounting intangible assets from non-routine expenses, net in the adjusted EBITDA reconciliation of $19.7 and $21.5 for the three months ended December 31, 2020 and 2019, respectively, and $82.9 and $93.3 for the twelve months ended December 31, 2020 and 2019, respectively. Additionally, accelerated depreciation expense of $2.8 and $1.9 for the three months ended December 31, 2020 and 2019, respectively, and $14.8 and $1.9 for the twelve months ended December 31, 2020 and 2019, respectively, was excluded from Restructuring and DN Now transformation expenses. Deferred financing fees amortization is included in interest expense and GAAP depreciation and amortization; as a result, the company excluded from the depreciation and amortization caption $4.3 and $5.5 for the three months ended December 31, 2020 and 2019, respectively, and $45.4 and $21.8 for the twelve months ended December 31, 2020 and 2019. Miscellaneous, net primarily consists of a gain recognized on the surrender of company-owned life insurance contracts. These are non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

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3.Reconciliation of GAAP net loss and net loss attributable to Diebold Nixdorf, Incorporated to non-GAAP net income (loss) and net income (loss) attributable to Diebold Nixdorf, Incorporated, and diluted GAAP EPS to non-GAAP EPS (Dollars in millions, except per share data):

	Q4 2020		Q4 2019		YTD 12/31/2020		YTD 12/31/2019
	$	per share	$	per share	$	per share	$	per share
Net loss	$(50.4)	$(0.65)	$(122.6)	$(1.60)	$(267.8)	$(3.45)	$(344.6)	$(4.49)
Net income (loss) attributable to noncontrolling interests	0.8	0.01	—	—	1.3	0.02	(3.3)	(0.04)
Net loss attributable to Diebold Nixdorf, Incorporated	$(51.2)	$(0.66)	$(122.6)	$(1.60)	$(269.1)	$(3.47)	$(341.3)	$(4.45)
Restructuring and DN Now transformation expenses	71.6	0.90	51.1	0.66	181.8	2.31	114.8	1.50
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	19.7	0.25	21.5	0.27	82.9	1.05	93.3	1.21
Interest expense related to debt prepayment costs and write-off of deferred financings costs	—	—	—	—	95.1	1.21	—	—
Gain on surrender of Company-owned life insurance policies	—	—	—	—	(7.2)	(0.09)	—	—
Non-routine (income)/expense	2.5	0.05	60.4	0.77	61.5	0.83	86.4	1.09
Tax impact (inclusive of allocation of discrete tax items)	(7.9)	(0.10)	29.5	0.37	(83.8)	(1.06)	39.1	0.51
Total adjusted net income (loss) (non-GAAP measure)	$35.5	$0.45	$39.9	$0.47	$62.5	$0.80	$(11.0)	$(0.18)
Net income (loss) attributable to noncontrolling interests	0.8	0.01	—	—	1.3	0.02	(3.3)	(0.04)
Total adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated (non-GAAP measure)	$34.7	$0.44	$39.9	$0.47	$61.2	$0.78	$(7.7)	$(0.14)

Refer to note 1 for additional information on non-routine (income)/expense for the periods presented.

4.Net debt is calculated as follows (Dollars in millions):

	December 31, 2020	December 31, 2019
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$361.7	$290.9
Cash included in assets held for sale	2.7	97.2
Debt instruments	(2,346.4)	(2,141.2)
Net debt (non-GAAP measure)	$(1,982.0)	$(1,753.1)

We believe that given the significant cash, cash equivalents, restricted cash and short-term investments on its balance sheet that net cash against outstanding debt is a meaningful measure.

DN-F
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PR_21-4007
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